W HOLDING COMPANY, INC.
THE FINANCIAL HOLDING COMPANY OF WESTERNBANK
PUERTO RICO PROVIDES UPDATE ON FILING ITS FORM 10-K
FOR THE YEAR ENDED DECEMBER 31, 2005
MAYAGUEZ, Puerto Rico, March 31, 2006 — W Holding Company, Inc. (NYSE: WHI), today announced, as reported in its Form 8-K filed on March 16, 2006, that it expects to complete its previously announced restatement and file its Annual Report on Form 10-K for the year ended December 31, 2005, within 30 days after the original due date of March 16, 2006. Accordingly, the Company will not meet the March 31, 2006, deadline to file its Annual Report on Form 10-K for the year ended December 31, 2005.
The Company has contacted the New York Stock Exchange (NYSE), where the Company’s common stock is listed, and discussed with them the status of its filing. The Company fully expects to file the Annual Report on Form 10-K within 30 days after the original due date of March 16, 2006; however, if the Company fails to file the Annual Report within six months from March 31, 2006, the NYSE may suspend trading and commence delisting procedures.